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                                 EXHIBIT 10.6

                  Amended and Restated Director Emeritus Plan
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                          Chester Savings Bank, F.S.B.
                  Amended and Restated Director Emeritus Plan
                                 August 1, 1996


1.   Description of Plan.
     -------------------

          Chester Savings Bank, F.S.B., a federally chartered savings bank (the "Bank"), and its successor national bank by charter conversion, desires to implement this Director Emeritus Plan (this "Plan"), originally effective as of January 18, 1996, and amended and restated as of August 1, 1996, in order to compensate and reward the directors of the Bank who have given many valuable years of service as directors of the Bank and who have contributed to the success and financial stability of the Bank.

2.   Eligibility for Director Emeritus Status.
     ----------------------------------------

          A. Upon expiration of the term of a director of the Bank who has attained eighty-one (81) years of age, such director of the Bank (i) shall be designated a Director Emeritus, and (ii) shall not be eligible for re-election as a director of the Bank.

          B. Each director of the Bank that resigns from the Board of Directors of the Bank for any reason, including but not limited to retirement or change of control, shall be designated a Director Emeritus.

          C. Any director of the Bank who dies prior to achieving Director Emeritus status shall not be designated a Director Emeritus and his or her estate shall not be entitled to fees or benefits under this Plan.

3.   Director Emeritus Fees
     ----------------------

          A. Each Director Emeritus shall be entitled to receive a Director Emeritus benefit (the "Director Emeritus Benefit") equal to a Director Emeritus fee (the "Director Emeritus Fee") on an annual basis for a period of ten (10) years following designation as a Director Emeritus. The annual Director
Emeritus Fee shall be equal to the product of (i) $500.00 multiplied by (ii) the number of full years of service as a director of the Bank. For purposes of calculating the number of years of service as a director of the Bank, credit shall be given for years of service as a director of any predecessor, by merger or otherwise, of the Bank (e.g. Heritage Federal Savings and Loan Association of Sparta, Illinois and its predecessors). The first Director Emeritus Fee shall be due and payable on the latter of (i) the first anniversary of designation as a Director Emeritus, and (ii) the date on which the Director Emeritus attains sixty-five (65) years of age. Each remaining Director
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Emeritus Fee shall be due and payable each year on the anniversary of payment of the first Director Emeritus Fee.

          B. In the event of the death of a Director Emeritus prior to the payment by the Bank of the entire Director Emeritus Benefit, the Bank will pay the estate of the Director Emeritus a lump-sum final payment (the "Final Payment") equal to the lesser of (i) three (3) times the Director Emeritus Fee or (ii) the remaining Director Emeritus Benefit. Payment by the Bank of the Final Payment will be in complete satisfaction of the Bank's obligations under this Plan to pay the Director Emeritus Benefit.

          C. Notwithstanding anything else contained herein, no Director Emeritus shall be entitled or allowed to receive any Director Emeritus Fee or Director Emeritus Benefit hereunder while such Director Emeritus is receiving payments from a separate retirement or other pension type benefit plan of the Bank.

          D. Notwithstanding anything else contained herein, any person electing Director Emeritus status prior to December 31, 1996 shall not vest in the Director Emeritus Benefit until December 31, 1996; provided, however, that any person electing Director Emeritus status prior to December 31, 1996 shall receive the full Final Payment in the event of the death of such Director Emeritus prior to December 31, 1996.

4.   Change of Control.
     -----------------

          Notwithstanding anything else contained in the Plan, in the event of a Change of Control (as hereinafter defined), (i) each director of the Bank shall immediately be designated a Director Emeritus; provided, however, that each director of the Bank may also retain their position as a director of the Bank, and (ii) the entire unpaid Director Emeritus Benefit of each Director Emeritus (including each simultaneously designated Director Emeritus), shall immediately be paid to the Director Emeritus in a single cash lump sum. For the purpose of this section, a "Change of Control" shall mean:

          (i) The purchase or other acquisition (other than from the Bank) by an person, entity or group of persons, within the meaning of
                Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Bank or its subsidiaries or any employee benefit plan of the Bank or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Bank or the combined voting power of the Bank's

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                then-outstanding voting securities entitled to vote generally in the election of directors; or

          (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Bank (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director of the Bank subsequent to the date hereof whose election, or nomination for election by the Bank's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Bank, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
                Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

          (iii) Approval by the stockholders of the Bank of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Bank immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Bank or of the sale of all or substantially all of the assets of the Bank.

5.   Designation of Beneficiary.
     --------------------------

          Each Director Emeritus may designate one or more beneficiaries to receive all sums due under Section 3.B upon his or her death. Such beneficiary
                           -----------
designation may be revoked or amended by such Director Emeritus, from time to time, by appropriate notice in writing delivered to the Bank. In the absence of any beneficiary designation or in the event that the designated beneficiaries shall not be living at the time of death of the Director Emeritus, the Final Payment on the date of death of the Director Emeritus shall be payable and delivered to the estate of such deceased Director Emeritus.

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6.   Incapacity.
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          In the event that any person to whom Director Emeritus Fees are distributable under the terms of this Plan shall be unable to properly manage his or her own affairs by reason of incapacity, all amounts payable hereunder may be paid to a duly appointed personal representative, conservator or guardian or to any person, firm or corporation furnishing or providing support and maintenance to such person to whom Director Emeritus Fees are distributable.
The Bank and its officers and employees shall be fully and completely exonerated from any and all liability to any Director Emeritus upon making payment in accordance with the terms of this paragraph.

7.   Alienation.
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          No right or payment under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be null and void. No right or payment hereunder shall be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or payment hereunder, then such right or payment shall, in the discretion of the Bank terminate. In such a case, the Bank may hold or apply the same or any part thereof for the benefit of the participant or beneficiary, his or her spouse, children or other dependents, or any of them, in such manner and in such proportion as the Bank shall determine, and their decision shall be final, conclusive and binding upon all persons involved.

8.   Administration.
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          The Bank's Board of Directors shall designate a person or persons to serve as a committee ("Committee") to administer the Plan. The Committee shall have full power and authority to administer, construe and interpret this Plan. The Committee may, from time to time, name a Bank employee to administer, construe or interpret the terms of the Plan. The decisions of the Committee concerning the administration, construction and interpretation of this Plan shall be final, conclusive and binding upon all parties involved, including the successors and assigns of the Bank. Payments required to be made under Section
                                                                        -------
3.B or Section 4 shall be made as soon as practicable after the death of the
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Director Emeritus or Change of Control, as the case may be.

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9.   Claims Procedure
     ----------------

          A. A Participant who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Bank setting forth his or her claim. The request must be addressed to: Chester Savings Bank, F.S.B. Director Emeritus Plan, 1112 State Street, Chester, Illinois 62233, Attention:
Plan Administrator.

          B. Upon receipt of a claim the Bank shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall in fact deliver such reply in writing within such period. The Bank may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Bank will adopt a written opinion using language calculated to be understood by the Claimant setting forth:

                1. the specific reason or reasons for denial,

                2. the specific references to pertinent Plan provisions on which the denial is based,

                3. a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary,

                4. appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and

                5. the time limits for requesting a review under Subsection C
                                                                 ------------
          and for the review under Subsection D.
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          C.    Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the President of the Bank review the determination of the Bank. Such request must be addressed to: President, Chester Savings Bank, F.S.B., 1112 State Street, Chester, Illinois 62233. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the President.

          D. Within sixty (60) days after the President's receipt of a request for review, he or she will review the Bank's determination. After considering all materials presented by the Claimant, the President will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing

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specific references to the pertinent Plan provisions on which the decision is based. If special circumstances require that the sixty-day time period be extended, the President will so notify the Claimant and will render the decision as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review.

          E.    If the Claimant is the President, then all references in this

Section 9 to the President shall be deemed to be references to the Chairman of
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the Board.

10.  Amendment and Termination.
     -------------------------

          The Committee may at any time amend or terminate this Plan with respect to Director Emeritus Fees earned on or after the date of amendment or termination. No action of the Committee may permit anyone other than the directors of the Bank eligible under Section 2 to participate in the Plan or
                                     ---------
withdraw the administration of the Plan from the Committee or the Administrator.

11.  Funding.
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          The benefits contemplated hereunder shall not be funded by trust or otherwise, but shall be treated as a general expense of the Bank; provided, however, the Bank may purchase insurance to fund the Bank's obligations under this Plan.

12.  Service of Process and Plan Administrator.
     -----------------------------------------

          A. The President of the Bank shall be the agent for service or legal process.

          B.    The Bank shall constitute the Plan Administrator.

13.  Governing Law.
     -------------

          The Plan shall be governed and construed according to the laws of the State of Illinois.

14.  Effective Date.
     --------------

          The Plan shall take effect January 18, 1996, and shall apply, in accordance with its terms and conditions, to any director of the Bank who achieves Director Emeritus status thereafter.

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          IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by one of its duly authorized officers as of the day and year above written.



                                      CHESTER SAVINGS BANK, F.S.B.


                                   By
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